Exhibit 99.1

China Armco Metals Completes Contract to Supply Iron Ore Valued Approximately $15.98 Million in the Third Quarter of 2009

SAN MATEO, CA--(Marketwire – 09/21/09) - China Armco Metals, Inc. (OTC.BB), a distributor of imported metal ore with plans to launch a new state of the art scrap metal recycling facility in China, today announced that Armco & Metawise, Ltd. the Company's wholly owned subsidiary, has completed delivery of iron ore to a China based steel company pursuant to a contract that will generate sales of approximately $15.98 million in the third quarter of 2009.

Commenting on the contract, Mr. Kexuan Yao, CEO and Chairman of China Armco Metals, Inc., stated, "We are pleased to deliver larger sized orders to the steel industry as we look to build on the strong sales efforts we are making in the third quarter.  We are carrying strong momentum into the busiest sales period of the year for our industry and remain very optimistic about our prospects for the remainder of this year and into 2010.  We believe the environment for our customers remains strong and our anticipated metals recycling business launch places the company in a position to experience record performance in the coming years.”

About China Armco Metals, Inc.

China Armco Metals, Inc. is engaged in the sale and distribution of metal ore and non-ferrous metals throughout the PRC and has entered the recycling business with the Company's acquisition of 22 acres of land for the construction and operation of a one million ton per year shredder and recycler of metals. The Company maintains customers throughout China which include the fastest growing steel producing mills and foundries in the PRC. Raw materials are supplied from global suppliers in India, Hong Kong, Nigeria, Brazil, Turkey, the Philippines and Libya. The Company's product lines include ferrous and non-ferrous ore; iron ore, chrome ore, nickel ore, copper ore, manganese ore and steel billet. Beginning in the fourth quarter 2009, the Company expects to begin operations in its steel recycling and scrap metal supply. The recycling facility is expected to be capable of recycling one million metric tons of scrap metal per year which will position the Company as one of the top 10 largest recyclers of scrap metal in China. ARMCO estimates the recycled metal market as 70 million metric tons.

Safe Harbor Statement

In connection with the safe harbor provisions of the Private Securities Litigation Reform Act of 1995, China Armco Metals, Inc., is hereby providing cautionary statements identifying important factors that could cause our actual results to differ materially from those projected in forward-looking statements (as defined in such act). Any statements that are not historical facts and that express, or involve discussions as to, expectations, beliefs, plans, objectives, assumptions or future events or performance (often, but not always, indicated through the use of words or phrases such as "will likely result," "are expected to," "will continue," "is anticipated," "estimated," "intends," "plans," "believes" and "projects") may be forward-looking and may involve estimates and uncertainties which could cause actual results to differ materially from those expressed in the forward-looking statements. These statements include, but are not limited to, our guidance and expectations regarding revenues, net income and earnings.

We caution that the factors described herein could cause actual results to differ materially from those expressed in any forward-looking statements we make and that investors should not place undue reliance on any such forward-looking statements. Further, any forward-looking statement speaks only as of the date on which such statement is made, and we undertake no obligation to update any forward-looking statement to reflect events or circumstances after the date on which such statement is made or to reflect the occurrence of anticipated or unanticipated events or circumstances. New factors emerge from time to time, and it is not possible for us to predict all of such factors. Further, we cannot assess the impact of each such factor on our results of operations or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. This press release is qualified in its entirety by the cautionary statements and risk factor disclosure contained in our Securities and Exchange Commission filings, including our Annual Report on Form 10-K for the year ended December 31, 2008.

Contact:

China Armco Metals, Inc.
Gary Liu
U.S. Representative
954-363-7333
ir@armcometals.com